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                                                                   EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

         R.J. Tower Corporation (a Michigan corporation)

         R.J. Tower Corporation (an Indiana corporation)

         R.J. Tower Corporation (a Kentucky corporation)

         Edgewood Manufacturing Corp. (a Delaware corporation)

         Kalamazoo Stamping and Die Company (a Michigan corporation)

         Trylon Corporation (a Michigan corporation)

         Tower Automotive Delaware, Inc. (a Delaware corporation)

         Tower Automotive Products Company, Inc. (a Delaware corporation)

         Tower Automotive Export, Inc. (a Barbados, West Indies corporation)

         Tower Automotive Limited (a United Kingdom corporation)

         Changchun Tower Gold Ring Automotive Products Company, Ltd. (a China corporation)

         Tower Automotive Canada, Inc. (a Canada corporation)

         Tower Automotive do Brasil Ltda (a Brazil corporation)

         Tower Automotive Mexico, S. de R.L. de C.V. (a Mexico corporation)

         Tower do Brasil Ltda (a Brazil corporation)

         Tower Italia, S.r.L. (an Italy corporation)

         Tower Automotive, S.r.L. (an Italy corporation)

         Tower Automotive Services and Technology, Inc. (a Delaware corporation)

         Oslamt, S.p.A. (an Italy corporation)

         Tower Automotive International, Inc. (a Delaware corporation)